Exhibit 8.2

Barristers & Solicitors Patent & Trade-mark Agents McCarthy Tétrault	McCarthy Tétrault LLP Box 48, Suite 5300 Toronto Dominion Bank Tower Toronto ON M5K 1E6 Canada Telephone: 416 362-1812 Facsimile: 416 868-0673 mccarthy.ca
February 18, 2010
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000
Denver, Colorado 80202
Ladies and Gentlemen:
Re: Canadian Tax Disclosure in the Registration Statement
We have acted as Canadian counsel to Royal Gold, Inc. (the “Royal Gold”), a corporation formed under the laws of Delaware, in connection with the transactions contemplated by the arrangement agreement made as of December 17, 2009, as amended and restated, among Royal Gold, RG Exchangeco Inc. and International Royalty Corporation. This opinion is being delivered in connection with, and as an exhibit to, the Registration Statement on Form S-3 (the “Registration Statement”) filed by Royal Gold with the Securities and Exchange Commission on or about today’s date.
In providing the opinion expressed below we have (i) relied in respect of matters of fact upon the statements made in the Registration Statement and on representations of fact contained in a certificate of an officer of Royal Gold delivered to us in connection with this opinion, and (ii) assumed that all documents submitted to us as originals are authentic, that all copies submitted to us conform to the originals thereof, and that the signatures on all documents examined by us are genuine.
Further, the opinion expressed below is based on the provisions of the Income Tax Act (Canada) (the “ITA”) and the regulations thereunder, all as in force on the date hereof, all specific proposals to amend the ITA and the regulations thereunder which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”), our assumption that the Proposed Amendments will be enacted as law substantially as announced, our understanding of the relevant jurisprudence relating to the ITA and the regulations thereunder published prior to the date hereof and our understanding of the current administrative and assessing practices of the Canada Revenue Agency published in writing by it prior to the date hereof. There can be no assurance that the Proposed Amendments will be implemented in their current form or at all. Our opinion does not otherwise take into account or anticipate any changes in law, whether by legislative, governmental or judicial

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decision or action. We assume no obligation to advise of any such changes in law which may affect our opinion.
Based on and relying on the matters, assumptions, qualifications and limitations referred to herein, it is our opinion that the discussion contained in the Registration Statement set forth in the section entitled “Income Tax Considerations — Material Canadian Federal Income Tax Consequences” (the “Canadian Tax Disclosure”), subject to the qualifications, assumptions and restrictions set out therein, is accurate in all material respects.
We express our opinion herein only as to those matters specifically set forth in the Canadian Tax Disclosure, and no opinion should be inferred as to the tax consequences of those matters under any provincial, local or foreign law, or with respect to other areas of Canadian federal income taxation.
We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.
This opinion is furnished to you solely for use in connection with your filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes without our prior written consent.
Yours truly,
/S/ MCCARTHY TÉTRAULT LLP